Exhibit 8.2

April 15, 2024

To:	Nano Labs Ltd (the “Company”)
Genesis Building, 5th Floor, Genesis Close
PO Box 446
Grand Cayman, KY1-1106
Cayman Islands

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC counsel to Nano Labs Ltd (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (a) the proposed registered direct offering (the “Offering”) of (i) 4,347,825 Class A ordinary shares, par value of US$0.0002 per share (the “Sale Shares”), and (ii) certain warrants to purchase an aggregate of up to 6,521,737 Class A ordinary shares (the “Warrants”) , as set forth in the Company’s prospectus supplement to the Company’s prospectus dated August 14, 2023 (the “Prospectus”) on Form F-3 (file no. 333-273968) (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed sale of a total of (i) 4,347,825 Sale Shares, and (ii) the Warrants at an exercise price of US$1.26 per Class A ordinary share directly to certain institutional investors pursuant to a securities purchase agreement dated April 11, 2024 (the “Purchase Agreement”) (the “Transactions”), and pursuant to the placement agent agreement entered into by and among the Company and Maxim Group LLC. (the “Placement Agent”), on April 11 (the “Placement Agent Agreement”), we have been requested by the Company to furnish this opinion in connection with the matters set forth herein, together with our consent on certain use of our name in the Prospectus Supplement.

A.	Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

(i) All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii) Each of the parties to the Documents (a) with respect to a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, or (b) with respect to an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii) The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv) The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(v) All Governmental Authorizations and other official statement or documentation were obtained from competent Governmental Agency by lawful means in due course; and

(vi) All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete, and none of the Company or the PRC Companies has withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC;

“Governmental Authorizations”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws;

“PRC Companies”

means the PRC companies wholly-owned, directly and indirectly, by the Company and their respective subsidiaries;

“PRC Laws”

mean all applicable national, provincial and local laws, regulations, rules, orders, decrees, and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion;

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion as of the date hereof that: the statements made in the Prospectus Supplement (i) under the caption “Taxation—PRC Taxation” with respect to the PRC tax laws and regulations or interpretations, and (ii) about whether any permission of relevant PRC authorities is required for the offering, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

D.	Consent

We hereby consent to the reference of our name in the Prospectus Supplement.

E.	Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(i) Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(ii) The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(iii) Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, calculation of damages, entitlement to attorney’s fees and other costs, or waiver of immunity from jurisdiction of any court or from legal process; (d) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally; and (e) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(iv) This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

(v) We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

(vi) This opinion is intended to be used in the context which is specifically referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(vii) As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the Transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

This opinion is delivered solely for the purpose of and in connection with the Prospectus Supplement publicly submitted to the SEC with respect of the Transactions on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Prospectus Supplement, and to the reference to our name in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

(Intentionally Left Blank)

Yours faithfully,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm

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